AMENDMENT NO. 14 TO MANAGEMENT AGREEMENT


     This Amendment No. 14 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005 and November 1, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:



                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Harris Oakmark International Portfolio                       0.85% of first $100 million of such assets, plus 0.80%
                                                             of such assets over $100 million up to $1 billion plus
                                                             0.75% of such assets over $1 billion.
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/Putnam Capital Opportunities Portfolio                   0.85% of first $200 million of such assets, plus 0.80%
                                                             of such assets over $200 million.
------------------------------------------------------------ ---------------------------------------------------------


2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day of November, 2005.


                                                MET INVESTORS SERIES TRUST


                                                By:______________________
                                                  Name:  Elizabeth M. Forget
                                                  Title:    President



                                                MET INVESTORS ADVISORY LLC


                                                By:_______________________
                                                  Name:  Elizabeth M. Forget
                                                  Title:    President